Exhibit 99.2

Final Transcript

Conference Call Transcript

KRON – Q1 2005 Kronos Incorporated Earnings Conference Call

Event Date/Time: Jan. 27. 2005/4:30PM ETEvent
Duration: N/A

CORPORATE PARTICIPANTS
Mark Ain Kronos - Chairman and CEO,
Paul Lacy Kronos - CFO, EVP, CAO

CONFERENCE CALL PARTICIPANTS
Amy Mann JP Morgan - Analyst
Richard Davis Needham - Analyst
Robin Roberts Stephens, Inc. - Analyst
Andrey Glukhov Southwest Securities - Analyst
Pat Snell Robert Baird - Analyst
Quon Go Jeffries & Company - Analyst
Brandon Austin Sprott Securities - Analyst
Mark Marcon Wachovia Securities - Analyst
Aron Ain

PRESENTATION

Operator

         Good day, everyone. Welcome everyone to the Kronos Incorporated first quarter earnings release conference. As a reminder, today’s conference is being recorded. At this time I would like to turn the conference over to the CEO, Mr. Mark Ain. Please go ahead, Sir.

       Mark Ain —Kronos — Chairman and CEO

         Good afternoon and welcome from Massachusetts, better known these days as Siberia. I’m Mark Ain, CEO of Kronos. With me today are Paul Lacy, CFO, Aron Ain, COO, and Michele Glorie, Senior Director of Communications. Before we proceed, we need to inform you that this conference call will include certain forward-looking statements that involve a number of risks and uncertainties. Various statements that we may make about our expectations for the future, our plans and our prospects may constitute forward-looking statements for purposes of the SEC Safe Harbor provisions. Our actual results may differ materially from those indicated as a result of various factors, including competitive pressures, general economic conditions, potential acquisitions, product delays, product performance issues, or possible disruption in commercial activities caused by terrorist activities and other risk factors detailed in our reports filed with the SEC.

All comments made during this call are copyrighted by Kronos. Recording, rebroadcast, reproducing, or other use for profit or otherwise without the express written consent of Kronos, prior written consent of Kronos, is prohibited and in violation of the U.S. copyright laws.

Well, the results today that we reported mark a very significant milestone for Kronos, an achievement that took 25 years of hard work and determination. Q1 marks our 100th quarter of revenue growth. That’s right, 100 quarters. We have never had a down quarter year on year since we started shipping product in December, 1979. We have all heard stories about companies celebrating their 100th quarter since being founded, but 100 quarters of revenue growth compared to the same period the previous year, that’s really something we’re quite proud of. And our milestone is complemented by us achieving 71 consecutive quarters of profitability. We’d like to extend a heartfelt thanks to all Kronos employees and customers who have contributed to our success over the years.

Well, we’re also delighted to report that fiscal 2005 is off to a very strong start. This afternoon we reported $118.3m in revenue for the quarter, a 19% increase over last year. Net income increased 44% over last year, totaling $10.7m or 33 cents per diluted share for the quarter. Before we discuss the quarter in greater detail, I’d like to set the stage my alerting you to an alignment of our targeted industries. Historically, our view of industry segmentation included 4 verticals. Manufacturing, healthcare, retail and government and education. As we dive deeper into particular segments, this 4 way view was somewhat limiting. It does not do justice to our strength in other verticals. That considered, we are expanding the way we view the universe to include a total of 6 verticals.

That does not mean that our focus has changed in any way. It is merely a realignment of how we view, how we market to, and how we report on revenues on a vertical basis. From now on, Paul will report our results in the context of 6 verticals. The new structure is as follows. Government and education which includes higher ed, K through 12, state and local, federal, social services, and all public sector organizations. Healthcare which includes hospitals, health services, long term care and specialty care. Manufacturing which includes discreet, process, paper and plastic, raw materials, energy and construction. Retail which includes department and general merchandise, food and drug, specialty and hospitality. Services, which was previously part of our retail vertical, includes financial and general business services. Transportation/Distribution, which was previously part of our manufacturing vertical, includes all passenger transportation and a distribution in warehousing of goods. Now I will transition to Paul for his quarterly financial analysis followed by an operational review from Aron.

       Paul Lacy — Kronos — CFO, EVP, CAO

         Good afternoon, everyone. I think you can tell from Mark’s opening comments, we are indeed delighted with our first quarter results. As Mark indicated, revenue of $118.3m, up 19% over the same period the previous year. As you look at the various line items in revenue, you can see that product revenue was very strong at 53.3m, up 36% over the same period last year. Maintenance revenue was 38.7m, up 9% and professional services was 26.3m, up 5%. I’d like to point out that our 19% revenue growth was indeed the largest single quarter of revenue growth since the second quarter of ‘03. And even without the impact of acquisitions, revenue for the quarter grew 16% compared to the same period in the previous year.

Let’s take a look quickly at how it was sold. Distribution mix first of all. Our direct sales organization last year in the first quarter represented 91% of our revenue stream. This year in the first quarter it was 89%. Last year, our OEM business through ADP was 6% of revenue. This year in the first quarter it’s 9% total revenue. And finally our dealer sales last year represented 3% of total revenue. This year 2% of total revenue. Another interesting observation is the geographic mix. Last year, U.S. sales represented 90% of total revenue, this year 88%. International sales were 10% last year, 12% this year. We had particularly good quarters in Mexico and the U.K. Strong overall, but particularly strong in Mexico and the U.K.

As Mark indicated, we’re changing just a little bit how we view our vertical market activity, so I’ll go over the new numbers in comparison to the numbers of the prior period. This year, manufacturing, as Mark described, was 33% of revenue compared to 28% in the same period last year and so we’re seeing a little bit of growth in that sector. Healthcare again strong, 32% compared to 31% of revenues last year. The retail hospitality sector this year was 10% and last year was 11%. The government and education sector this year 12%, last year 13%. The services sectors, that’s financial and general services, this year 7%, last year 9%. And then finally transportation and distribution this year 5%, last year 7%.

Let’s take a closer look at our product revenue breakdown. The real driver behind the gross margin which I’ll talk about later was a strong growth in software revenue. Software revenue in this quarter, the first quarter, was 33.6m, compared to $23.8m last year. That’s a whopping 41% increase year on year. Our terminal business was also very, very strong coming in at 19.7m, compared to 15.3m in the same period last year. Now that represents a 28% growth. Now what drove software revenue? Well, V5, our new product and, in particular of the new product, our scheduling products.

On a hardware side, the driver was our 4500. 4500 product unit growth was up 58% compared to the same period last year. Couple that with a 6% increase in average selling price, and a really strong performance is the result on that particular line item of our P&L. Now let’s take a look at our gross margin. As indicated earlier, we had a strong quarter in software revenue. As a result, product revenue came in at 78.6% compared to 75.2% in the same period last year. The services gross margins were actually down a bit, 46.6% compared to 47.1% in the same period last year. The principal reason behind that decline in gross margin percentage on the services side was the introduction of our account management program which added approximately 23 heads and 200 basis points impact on services margin. I have to point out, however, that the account management program was a significant contributor to the increase in both recognized revenue on product side and the growth in deferred professional services on the balance sheet.

Let’s take a quick look at operating expenses. I will say that operating expenses for the period were up a bit as a percentage of revenue compared to the same period last year. Operating expenses were 47.8% in the first quarter this year. They were 46.7% in the same quarter last year principally attributable to a growth in engineering expenses as a percentage of revenue. Specifically, engineering expenses last year were 9.7% of revenue. This year, 10.8% of revenue.

Moving on to profits before tax, profits before tax came in for the quarter at 15.7m. Our tax expense was $5,062,000. The effective tax rate for the quarter was 32.2%. That’s low historically compared to what we experienced in past periods That was the impact of the federal R&D tax credit becoming effective again in October and us taking a retroactive view of that since it expired prior to fourth quarter of last year and was reinstated in October. We actually got 2 periods of federal R&D tax credit benefit in our first quarter. In addition, we had Canadian R&D tax credits as a result of the acquisition AD OPT.

Looking forward, I think we can expect something in the range of 33.5% effective tax rate for quarters 2, 3 and 4, the rest of the fiscal year. Profit after tax was 10.7m and based upon 32,598,000 shares, we generated 33 cents in diluted earnings per share. During the quarter we spent about 43m on payments on acquisitions and shares repurchased. We ended the period with about $158m in cash and investments despite having spent about $40m on the Company’s largest acquisition, the acquisition of AD OPT Technology.

Days sales outstanding came in at 73 days compared to 66 days in the same period last year. That was driven by two things. First of all, the acquisition of AD OPT and its receivables going onto our balance sheet, increased DSO by 4 days. In addition, we had a particularly strong quarter in the fourth quarter of lease business and that drove our DSO up 4 days. Deferred revenue on the balance sheet ended at $145m for professional services, maintenance, and deferred product revenue as a whole compared to $124m the same period last year, that’s up a strong 17%. I’d also like to close by saying in addition to that, we have a backlog of bill as you go professional services engagements totaling $28.6m at the end of this particular period compared to $14m for the same time last year. And with that, I’ll turn the discussion over to Aron.

       Aron Ain

         Thanks, Paul, and good afternoon. First, let run through several of the quarter’s Workforce Central 5 contracts including Children’s Medical Center, Time Warner Cable and Pinnacle Airlines. Children’s Medical Center in Dallas signed an upgrade agreement this quarter for Workforce Central for it’s 5,000 employees as part of an initiative to help the hospital obtain operational and financial objectives. The hospital’s growth and increasing complexity of payroll led to the need for the latest version of Kronos’ flagship suite.

Time Warner Cable selected Workforce Central during the quarter for 25,000 in 20 company divisions. The solution will automate processes and insure data integrity, fulfilling the company’s goal of reducing workforce management cost. Kronos edged out several competitors based on our low risk, high value reputation and ability to take large enterprises from manual to fully automated. During the quarter, we also closed a contract with Pinnacle Airlines. They purchased the Altitude Preferential Bidding System, a product developed by AD OPT Technology, a company which Kronos acquired in November. The PBS system automates and optimizes the scheduling process by creating optimal schedules for cockpit and cabin crews, often referred to as above the wing employees. Pinnacle, one of the fastest growing airlines in the U.S. expects the product to assist them in increasing productivity for its 1,000 pilots and 600 flight attendants.

Our broad and functionally rich Workforce Management Suite helps organizations address processes that include staffing, developing, deploying, tracking and rewarding the workforce. We have been releasing products at a quick pace with Version 5 in March and add on application in the fall. Workforce Scheduler, which shipped last March, is now firmly established in the market. What was originally targeted at healthcare and manufacturing, has expanded into other verticals such as hospitality and transportation. Workforce Activities, which shipped in June, has become established in its focus area as well. We sold Activities to a range of manufacturers in Q1. Workforce Attendance, which was released in the fall, saw very strong adoption in the quarter with contracts for manufacturers and organizations in the hospitality, transportation and healthcare industries.

Our Workforce Management Solutions are a real winner. From Workforce Central to I Series and from the 4500 Terminal to our world class service. Organization in all industries continue to turn to Kronos in record numbers.

Before transitioning back to Mark, I’d like to offer additional observation about our overall operational performance. I’m pleased to report that operationally, Kronos is firing on all cylinders. All functional areas are performing at peak levels. The best evidence of this performance is the strong first quarter results we reported today. As Mark will talk about in a moment, we made some very strategic decisions at the end of last year that are fueling our growth and energizing our people. Any time a company conducts a major field reorganization or completes a large acquisition, they run the risk of derailing the current or future quarters’ results. This has not happened at Kronos. In fact, quite the opposite is taking place. Our people remain focused, we continue to deliver new and innovative products that meet the market’s needs, we continue to deliver exceptional service, and we continue to be the most trusted name in Workforce management. With that, I’ll turn the call back over to Mark.

       Mark Ain — Kronos — Chairman and CEO

         Thanks Aron. Our focus this fiscal year is growing Kronos into a much larger enterprise software company. We have an intricate plan for growth which came about after a lengthy process. We spent 5 months, starting last January, in a series of meetings which culminated in a facilitated 3 day retreat in June. We devised a plan and then in late June we had a special meeting of our board of directors which only talked about this strategic plan. We had no committee meeting, it was not a regular meeting. It was just a strategic meeting. As Aron touched upon, you will have already seen some of the results that came out of this process. First, we reorganized our sales and service teams with a market focus as opposed to our previous geographic orientation. This model enables us to maximize sales opportunities by size of company, vertical market and country. This model is designed to scale as Kronos continues to grow.

Secondly, we established a new business development team which has already closed 2 very strategic acquisitions, 3I Systems and AD OPT Technology. Our entire company is energized by our field reorganization and new strategic plan. Simultaneous to these changes, we’re implementing a new IS and business intelligence infrastructure for our company slated to go live this spring.

Let’s move on to the question that the financial community has been asking more often. Why is Kronos doing so well? There are many reasons. The most obvious reason is that Workforce Central 5 is exceeding our expectations as well as those of the marketplace. We handle processes such as recruiting, hiring, training, administration, scheduling, shift fitting, time and attendance, lead management, activity tracking, analytics, benefits administration, compensation planning and the list goes on and on. Moving from a one product company to a comprehensive solution provider has taken our company and our value proposition to a new level. And we’re not done yet. We continue to seize what is a huge opportunity for Kronos in scheduling. If you attended the NRF, National Retail conference last week, you’d have sensed the retail market’s excitement about scheduling. Scheduling is a top priority for retailers in 2005. But our opportunity is not only in retail. It’s in a broad range of industries including nurse scheduling and healthcare. During the quarter, our Total Care Solution, formerly an AD OPT product, was named the number one staff and nurse scheduling solution by CLAS, an independent research firm that specializes in healthcare. During the quarter we also received a U.S. Patent for some of our scheduling technology. And our Workforce Scheduler product was just named a finalist in the Best HR Product category for the 2005 Cody Awards.

Some of you have asked how Kronos for Retail launch is going. I’ll address that now because it has a strong scheduling component. For those of you who don’t know, Kronos for Retail is an enterprise offering that includes both software and services. It enables store managers to control labor costs, make better decisions, and improve employee satisfaction. It is a set of budgeting, forecasting, scheduling, time and labor and analytics tools. Already retailers such as Discount Tire and Roundy’s are leveraging Kronos for Retail. We believe the bundled solution bodes well in today’s selling environment. We are now looking to leverage this market and this model in other verticals.

Moving onto next topic, we plan to deliver Workforce Central 5.1 in Q3. The headlines fall into several categories. First, the latest version will help customers manage the performance of their work place through administration and tracking of paid and unpaid leave policies. Employee absences can wreak havoc on business performance by negatively impacting costs and productivity levels. According to a study by TCH, the rate of unscheduled absenteeism has climbed to a 5 year high. The average annual cost to employers of last minute no shows is $610 per employee. The cost of unscheduled absences represents millions of dollars annually for large corporations. With some of our newest products, we’ll help customers track and manage employee attendance and leave management policies. We’ll accomplish this with our absent management offering which is comprised of Workforce Attendance, which is already available, and a new product in 5.1, Workforce Leave.

Second, the Version 5.1 will feature technology that’s easily deployable, highly scalable and easy to own. We’ll accomplish this by expanding our customer platform choices to accommodate additional application service and client desktops. We’ll even be able to accommodate in is 5.1 Apple for the first time. We’ll also deliver improved security, new service tools for our data collection terminals, and other technological enhancements. And third, Version 5.1 will engage employees and managers with even more self service tools for better decision making and increase employee satisfaction. Among other things, we’ll accomplish this by introducing enhanced workflow. This functionality will enhance every product throughout the suite.

Let’s discuss the integration of AD OPT before wrapping up. Our acquisition of Montreal based AD OPT closed November 18th. This strategic move establishes Kronos as the market leader in employee scheduling. It also enabled Kronos to penetrate additional key market segments and has given us access to some very talented people and great technology. We hired about 200 AD OPT employees. As you may remember, AD OPT had 3 distinct business units. Shift Logic, Altitude, and Total Care. We are gearing up our sales force to sell the Shift Logic product which addresses highly complex scheduling needs. The Altitude division continues to be a source of advanced scheduling technology and revenue opportunities and we continue to work the international healthcare pipeline by selling the Total Care product. The integration is proceeding as planned.

In summary, one of the best testaments to our market momentum is told through the eyes of the industry influences. In Q1, analyst firm IDC named Kronos the third largest human capital management vendor. You may have also seen this ranking in USA Today in an article about the Oracle/PeopleSoft merger. Our focus on growing Kronos into a much larger software company is not going unnoticed. We are very proud of achieving 100 quarters of revenue growth, but we are not stopping there. More importantly, we are positioned for the next 100 quarters. We are confident and excited and we have the latent, product portfolio, service excellence and overall know how to continue our track record.

As for expectations for the second quarter of the year, we expect to report revenue in the range of $122 to $126m and net income in the range of 34 to 38 cents per share. For the full year, we expect to report revenues in the range of $520 to $530m and net income in the range of $1.64 to $1.70 per share. Our guidance for Q2 in fiscal ‘05 has been adjusted to include the acquisition of AD OPT. Please note the Financial Accounting Standards Board recently concluded that Statement 123R, share based payment, would be effective for public companies for interim and annual periods beginning after June 15, 2005. This would require all companies to measure compensation costs for all share based payments, including employee stock options, at fair value. The effect of adopting this new accounting pronouncement has not been included in our fiscal 2005 earnings guidance. The impact of adopting 123R will reduce our net income. We have not yet determined the magnitude of the impact of adopting Statement 123R.

In closing, I’d like to share 2 observations. First, we held our annual sales and service over achievement trip early this month. It’s an event where people are optimistic and excited. This year, the optimism and excitement reached a whole new level. And secondly, earlier this week we spent 2.5 very intense days in quarterly meetings reviewing the results of the past quarter, changes in the marketplace, the competitive landscape, technology trends, recent and prospective acquisitions, and overall operational performance. I’m proud to say that the Kronos team is the best we’ve ever had and we’re in excellent shape in all regards. With that, I’ll open it up for questions.

QUESTION AND ANSWER

Operator

         [OPERATOR INSTRUCTIONS]. We’ll take our first question from Amy Mann at J.P. Morgan.

       Amy Mann — JP Morgan — Analyst

         Hello, gentlemen. This is Amy and I’m calling on behalf of Paul Coster. Congratulations on the good quarter. First question is, often you’ve referred to the $600m by 2006. Is that something that you think you can do organically or are we likely to see acquisitions to get to that target?

       Mark Ain — Kronos — Chairman and CEO

         I think either way.

       Amy Mann — JP Morgan — Analyst

       Okay.

       Mark Ain — Kronos — Chairman and CEO

        I mean, you know, I’m trying to be honest. We had no idea AD OPT existed a year ago. It came on our radar screen and we acted and we will continue to be opportunistic about acquisitions.

       Amy Mann — JP Morgan — Analyst

    Okay.     In this post PoepleSoft/Oracle environment, how has that changed the competitive landscape for Kronos?

       Mark Ain — Kronos — Chairman and CEO

         We don’t really know yet. What we do know is I think about 7,500 PeopleSoft employees got letters at home saying that they were not being offered jobs. And so we are actively recruiting many of those people. But it’s too early to tell what the change is. I imagine there will be a period of time when things have to be integrated and so forth and so on, but we don’t really know yet.

       Amy Mann — JP Morgan — Analyst

    Okay.        Last question, in terms of encouraging customers to upgrade to Workforce Central 5, obviously you’ve had great success with this product. How do you go about doing that? How are you encouraging that refresh cycle for that, the upgrade cycle?

       Aron Ain

         Sure, this is Aron. I think the thing we’re doing more than anything is talking to them about the functionality available both in the core product, Workforce Timekeeper, as well as the modules we’ve introduced, Workforce Scheduler, Workforce Activities, Workforce Attendance, what the new 4500 Terminal can do. So the combination of the functionality in the core product and the things that are brand new are really driving people to want to get up to that version to take advantage of that.

       Mark Ain — Kronos — Chairman and CEO

         And one of the reasons our Terminal revenue is so strong, is in order to take advantage of the new functionality in Version 5, you really have to get a new Terminal. So that is driving Terminal revenue as well.

       Amy Mann — JP Morgan — Analyst

         Okay, great. And then, Paul, a couple of housekeeping questions. Cash flow from operations during the quarter and depreciation?

       Paul Lacy — Kronos — CFO, EVP, CAO

    Sure.        Cash flow — — well, first of all depreciation. Depreciation was $3,072,000. Amortization of intangible assets was — — you didn’t ask for that, but I’ll give it to you anyway, $1,093,000 and amortization of capitalized software was $3,342,000. Cash flow from operations was $15,655,000.

       Amy Mann — JP Morgan — Analyst

    Great.     Thanks very much.

Operator

       From Needham and Company, Richard Davis

       Richard Davis — Needham — Analyst

    Thanks.     Freezing, too, huh? Maybe just a broad question first. With regard to when you’re talking with corporate clients and corporate IT departments and stuff, do you have a sense that there’s an improvement in IT spending intentions? Is it about the same or is it actually still kind of crummy but you guys kind of saw a distinct problem with a good ROI? So in other words, kind of how would you talk broadly about that?

       Aron Ain

         You know, each of us talks to some customers some times. But I don’t think we can authoritatively speak to whether there’s an up tick in IT spending. Certainly as we’ve observed, we’ve done pretty darn well with regards to our products, so for us to characterize what’s going on as an up tick in IT spending might give you a false positive actually. We’re just going to beg off on answering that question.

       Richard Davis — Needham — Analyst

       Right, that’s fine.

       Mark Ain — Kronos — Chairman and CEO

         And it really varies so much from industry to industry and we’re very strong in healthcare right now because Version 5 does so much for healthcare.

       Aron Ain

         The only thing that we can say that I think that we’d all agree on, to belabor the point just a little bit, is there appears to be an improvement in the employment picture right about now. People seem to be getting job opportunities presently that perhaps didn’t exist a year ago. That just isn’t restricted to the IT area or the technology sector. I think that’s overall. I don’t think it’s a C change, but the employment picture is slightly better than it was a year ago.

       Richard Davis — Needham — Analyst

         And then I guess the second question would be with regard to Workforce 5, do you think — -has that created an increased mix of new customers in your revenue line as opposed to the — — new versus existing customers? Or has it kept it about the same and you’re just kind of driving both ends of the spectrum?

       Aron Ain

         Actually I did some looking at that today. At least in the 100,000 and above category, we’ve actually got a little bit more in the way of number of new customers this quarter than we had in the same period last year. I think that overall, however, the strength of our quarter was largely driven by selling our existing and new products to our existing customers.

       Richard Davis — Needham — Analyst

         So kind of an upgrade cycle?

       Aron Ain

         Yeah, I would say there’s a very balanced — — as Mark indicated in his press release, I think a very balanced performance, new and existing customers. But certainly existing customers were very strong.

       Richard Davis — Needham — Analyst

         And then the last question. With regard to the extra accounting that we’re going to have to apparently go through with regard to options grants, have you guys though about would you switch over and do more restricted stock? Or have you kind of noodled over that or do you have a point of view on that?

       Mark Ain — Kronos — Chairman and CEO

         We’ve agonized over it, but it seems like almost every week something changes. And so we’ve gone to seminars and we’ve read all the things, but it doesn’t seem to have settled out yet exactly what is the best thing to do. And we grant most of our options at the end of the fiscal year in the fall so we have a while to think about it.

       Richard Davis — Needham — Analyst

         Okay, good. Well, those are my questions. Thanks very much.

Operator

         Next we’ll hear from David Farina, William Blair.

Mary O’Toole: This is Mary O’Toole for David Farina. You talked about wanting to be a comprehensive solution provider versus just a one product shop. In that long list of products that you listed, it sounds like you have almost everything. So what else is there that you need to offer?

       Mark Ain — Kronos — Chairman and CEO

         Yes, we have many, many products today that we can sell our customers, but there’s still lots and lots and lots of other things that are on the list. In fact, when I look at our plan of record in engineering for this year, I’m disappointed at the things that don’t make the cut. Because we just don’t have enough resources to do anything our customers would like us to do. So you’re going to see a lot more products as time goes on. And you also have to remember that some of these products are first time out of the box and we’ll be making improvements on them with every release.

Mary O’Toole: Okay thank you

Operator

         Next we’ll hear from Robin Roberts, Stephens, Inc.

       Robin Roberts — Stephens, Inc. — Analyst

         This question as it related to your guidance, when I look at your guidance range, it’s moved up by about $20m from your previous guidance range. If my math is correct, it looks like you included the upside in the first quarter you just reported plus $50m from AD OPT acquisition and you have not included any, or moved up any revenue guidance excluding AD OPT. Am I on the right track of thought or?

       Mark Ain — Kronos — Chairman and CEO

         Yeah, you’re on the right track.

       Robin Roberts — Stephens, Inc. — Analyst

    Okay.     And the first quarter excluding AD OPT, you delivered 16% of revenue growth and that has already exceeded your own guidance, so I’m wondering with 3 quarters underway after release of V5 and with such strong market attraction, why the guidance has not been moved up? Are you just being conservative or are there other factors we need to worry about?

       Mark Ain — Kronos — Chairman and CEO

         Well you know, we’re a very conservative management team here in frigid Massachusetts.

       Robin Roberts — Stephens, Inc. — Analyst

    Okay.     The Kronos for Retail product that’s integrated suite and I’m wondering with the market traction you have got so far, how should we think about its potential to accelerate your revenue growth going forward?

       Mark Ain — Kronos — Chairman and CEO

         We don’t really know yet because it came out in September and basically retailers stop buying and installing during the period just before Christmas. So things are just beginning to pick up again in the world of retailers buying. And we think we have a very strong offering. The industry analysts who have seen it and written about it think it’s a very strong offering. And so we’re very excited but we don’t know yet.

       Robin Roberts — Stephens, Inc. — Analyst

    Okay.         You continued to increase product development. I’m wondering when you look at your development pipeline, can you point us towards which product you are developing that is equivalent of a fundamental improvement as Version 5?

       Mark Ain — Kronos — Chairman and CEO

         I think I went through that earlier in the conference call when I talked about all the new things that are going to be in Version 5.1 this spring.

       Robin Roberts — Stephens, Inc. — Analyst

    Right.     I’m more looking at the magnitude of the product functionality improvement that it can cause a C change in market demand just like V5 did last year.

       Mark Ain — Kronos — Chairman and CEO

         Well, you know there’s obviously thousands of features we’re adding. And one brand new product is Workforce Leave. But we actively engage our customers on a 2 or 3 month basis to advise us what they’re looking for and as I said earlier, there’s just so much that we’re not doing this year that we’d like to do. So we’re doing what our customers want as quickly as we can possibly do it.

       Robin Roberts — Stephens, Inc. — Analyst

    Okay.     And this first quarter, your service revenue has not grown as fast as the rest of the revenue lines. It that — — how do you contribute that into seasonality or just moving some service revs, or billable service revs, into account management?

       Aron Ain

         Yeah, that certainly was one factor. I think that also — — let me just give you some facts. We actually improved our productivity a little bit compared to the same quarter last year and improved our bill rates a little bit compared to the same quarter last year. However what we didn’t do is we didn’t add a lot of additional billable service people compared to the same period in the previous year. So that’s going to come a little bit later on in the fiscal year. We’re comfortable with our professional services revenue as it is. Even though it didn’t grow as much as it has in previous quarters, it did in fact grow nicely. Our deferred revenue in projects that we are working on is still very, very strong, so we’re optimistic that as we hire the additional people, as we move forward, we’ll continue to have an improved, if you will, growth rate in professional services revenue.

       Mark Ain — Kronos — Chairman and CEO

         The other thing is that with so many new products in Version 5, our people in the field need a number of at bats with each of them before they become really proficient and productive.

       Robin Roberts — Stephens, Inc. — Analyst

    Okay.     All right. And Mark, I think it’s interesting you compare Massachusetts to Siberia. It’s a funny joke, but any time you have incremental weather conditions it’s harder for service people to go out and implement a system. So I know it’s next to impossible to predict the weather for a whole quarter, but wondering what should we think about service in March quarter?

       Mark Ain — Kronos — Chairman and CEO

       Not an issue.

       Robin Roberts — Stephens, Inc. — Analyst

       Okay, thank you.

Operator

         Next we’ll hear from Andrey Glukhov with Southwest Securities.

       Andrey Glukhov — Southwest Securities — Analyst

         Yes, thanks. Paul, could you talk a little bit about AD OPT? First, what was the actual revenue contribution in the quarter? And secondly, with AD OPT’s revenue being very heavy for the fourth quarter, are we going to see some kind of change in the seasonality pattern for the combined entities with Q1 being less of a drop off going forward?

       Paul Lacy — Kronos — CFO, EVP, CAO

         Well as you can see, I’ve indicated that acquired revenue was approximately 3% of total revenue, so it was $2.7m, the largest single piece of that was AD OPT. As it turns out, their revenue is more evenly based than we would have thought going in there. A lot of their contracts, as it turns out, are sold on a percentage of completion basis. So the fourth quarter might be a little bit better than the first, second and third quarters of AD OPT, but not significantly. And I think we factored a little bit of improvement each quarter. I know our internal plans for the rest of the fiscal year, but not a big deal.

       Mark Ain — Kronos — Chairman and CEO

         And as our people start selling Shift Logic and Total Care, they’ll be on our commission plans and our fiscal year, so I suspect over time, you’re going to see their patterns move towards our patterns;.

       Andrey Glukhov — Southwest Securities — Analyst

    Okay.     Secondly, I think its sort of fourth quarter in a row that software is accelerating above — — growth is software is accelerating above the growth in hardware in the revenue mix. Do you think there is potential that your product gross margin will start crossing 80%

       Paul Lacy — Kronos — CFO, EVP, CAO

         You know, I can’t speak to that. I think at 78.6%, product gross margin is certainly a heady product gross margin. Could it cross 80%? Yeah, it’s possible. But we’ve got to still have a pretty significant hardware mix in there. Although we get decent margins on those, it’s still not software margin.

       Andrey Glukhov — Southwest Securities — Analyst

    Okay.     Lastly, just on the metrics, the contribution from ADP at 9% is sort of on the higher end of the historical range. Anything in there? Any reason for that acceleration?

       Mark Ain — Kronos — Chairman and CEO

         No, not really. They just had a particularly strong quarter.

       Andrey Glukhov — Southwest Securities — Analyst

       Okay, thank you.

Operator

         Pat Snell with Robert W. Baird and Company.

       Pat Snell — Robert Baird — Analyst

    Thanks.     Could you talk a little bit about the sales reorganization and what kind of KPIs you guys look at to assess improved execution now at the mid market focus? Whether that’s a number of deals over 500K or what have you? And then also talk a little bit about the national accounts team and how much traction that organization has got early on?

       Aron Ain

    Sure.         This is Aron. Certainly between the mid market and the enterprise and the national account team, we have quota objectives for all the salespeople within those groups. So we’re tracking against those metrics on a per person, per month, rolling up to a per quarter basis. So pretty standard way you would expect us to measure that. And certainly we’ve set goals and objectives within each of those segments that reflect what we think are reasonable expectations from those people. I don’t think there’s anything special or unusual with regard to that. Speaking of the national account group, without going into deep detail, I’ll tell you that the national account group had an excellent first quarter among the 3 and we’re very, very pleased with the continuing acceleration within that group.

       Pat Snell — Robert Baird — Analyst

         Okay, and looking at it from a different vantage point, in the mid market, did you see a substantial improvement in pipeline build or deal closures on the HR Payroll side or some of these newer solutions that you might have been hoping for?

       Aron Ain

         Yes, I would say that it’s a little bit early from the perspective of trying to judge the pipeline. The pipelines have improved. I think the challenge is we’re still sorting out, continuing to sort out the final status of which accounts belong to which people. So we’re still generally looking at the pipelines overall and as each month goes by, we’re tuning into the specific areas more specifically. As far as HRMS goes, as you know, we don’t really report anymore what happens within specifically within the HRMS business, but at a top level, I’ll say that we continue to be pleased with the results there and we continue to grow that business in a positive way.

       Pat Snell — Robert Baird — Analyst

    Okay.     Thank you.

Operator

         Next we’ll hear from Quon Go with Jeffries and Company.

       Quon Go — Jeffries & Company — Analyst

     Hi, this is Quon Go for Rob Schwartz. My question is on your guidance. What are the assumptions for the expense growth for Q2 and for the year?

       Paul Lacy — Kronos — CFO, EVP, CAO

         What are the assumptions for expense growth? We don’t give out specific line item assumptions for expense or gross margin changes on a quarterly basis. Obviously we take great pains to determine what our operating expenses are going to be for the next quarter and for the rest of the fiscal year, but we don’t give specific guidance in that regard.

       Quon Go — Jeffries & Company — Analyst

       Okay, thanks.

Operator

         As a reminder, to ask a question, please press “* 1” on your telephone keypad. Next we’ll hear from Brandon Austin, Sprott Securities.

       Brandon Austin — Sprott Securities — Analyst

         Hi, guys. Great quarter again. A couple of quick questions. Did you guys break out the new versus existing product revenues?

       Paul Lacy — Kronos — CFO, EVP, CAO

         No, I don’t believe we broke that out.

       Brandon Austin — Sprott Securities — Analyst

         Okay, but you said that existing was pretty strong in the quarter.

       Mark Ain — Kronos — Chairman and CEO

        It was a good mix. Let me say this about that. Many of the orders that we get from existing customers are really new product orders because we have so much more to sell them. For example, we got an order from a customer that’s been with us probably at least 17 years for the attendance products which we just released in the fall. And that product wasn’t available before. So yes, it was an existing customer, it was a brand new product though.

       Brandon Austin — Sprott Securities — Analyst

    Right.     Well you guys obviously have a huge installed base. Is there a sense maybe then of how much revenue — — you know, just ball parking in terms of percentage of revenues that would be associated with just pure upgrades and percent of revenues that sort of new customers or new products that you didn’t have before? Like would that have been the majority of your sales on the Workforce Central 5 Scheduling and stuff like that?

       Mark Ain — Kronos — Chairman and CEO

         You know, some customers get the upgrade for what they have today free.

       Brandon Austin — Sprott Securities — Analyst

       Right.

       Mark Ain — Kronos — Chairman and CEO

         However, Workforce 5 has so many more modules. If you look at Workforce 4 when we released it, there’s some internal debate about whether it had 3 or 5 or 6 modules. Well, Workforce 5 has 16, soon to be 17 modules each of which is sold separately. And so it’s like — — I was out in California in September and I had a meeting with a healthcare group and our sales rep had never met with anybody but the head of IT before. Well the CEO wanted to meet with me because they were so excited about our scheduling product.

       Brandon Austin — Sprott Securities — Analyst

         Do you guys have a sense of what the return on investment on the Scheduling and Workforce Central 5 is versus what it was on Workforce Central 4, like pay back time, stuff like that?

       Aron Ain

        I don’t think we’ve done extensive analysis so far. No, I don’t think we really have enough deployed throughout all their facilities yet to do that.

       Brandon Austin — Sprott Securities — Analyst

         Was the large deal — I know you guys don’t release in terms of number of large deals, but was the large deal flow good or were we weighted towards more of the mid size deals or the smaller deals?

       Paul Lacy — Kronos — CFO, EVP, CAO

         Well, you know, we significantly increased the number of deals over $100,000, I’ll tell you that. So that’s a pretty large deal.

       Mark Ain — Kronos — Chairman and CEO

        I was skeptical personally when we put this national account program into effect 15 months ago and I have been very surprised at how effective it has been in bringing in these large sales to companies that have lots and lots of facilities and lots of employees.

       Brandon Austin — Sprott Securities — Analyst

    Okay.     Can we — — let’s just talk a little bit about the market for a second. There aren’t a lot of enterprise software companies that have $500m in sales that are experiencing product growth to the extent that you guys are in this space. Is that — — in terms of workforce management, there’s not a lot of vendors that really specialize in this. How many people would you say are sort of honest to goodness competitors of yours at this point

       Mark Ain — Kronos — Chairman and CEO

         It really varies by vertical. You can’t ask that question across the board and we really should move on to the next question and come back to you later if you’d like.

       Brandon Austin — Sprott Securities — Analyst

         Okay, sure. Thanks.

Operator

         Final reminder, please press “* 1” on your telephone keypad to ask a question. Next we’ll hear from Mark Marcon, Wachovia Securities.

       Mark Marcon — Wachovia Securities — Analyst

         Congratulations, not only on this quarter but the long term achievement.

       Mark Ain — Kronos — Chairman and CEO

         Well, we hope the weather warms up for you when you come to visit us in a month.

       Mark Marcon — Wachovia Securities — Analyst

         So do I. I apologize if this has been asked before because I’ve had several conference calls simultaneously and had to step away for a second to dial out. In terms of AD OPT, did you give any specificity in terms of what you would expect the contribution to be this year and what the contribution was during the quarter?

       Mark Ain — Kronos — Chairman and CEO

         See, Mark, that’s very, very difficult. Let me tell you why it’s difficult. Next week we’re training our national sales team to sell Shift Logic. We are already have our U.K. and Australian teams selling Total Care. We are using some of Total Care’s professional service people to help us install our scheduling product. So it’s getting mixed up very early on and as every month goes on, it will become more and more incorporated into Kronos. So it’s very difficult to give you specific guidance on AS OPT because we’re very quickly integrating it.

       Mark Marcon — Wachovia Securities — Analyst

    Okay.     Would there be any change relative to your prior expectations in terms of what it might end up adding or the cost synergies?

       Mark Ain — Kronos — Chairman and CEO

         We spent about 2 hours on this yesterday in our operational review. And I think it’s still a little bit too early to tell. We’re still learning a lot about it. As I say, next week we’re training our national accounts people on the Shift Logic product line. But so far, we’re delighted with the acquisition.

       Mark Marcon — Wachovia Securities — Analyst

         In terms of the change in terms of the sales force organization, was there any bump in particular that you may have experienced during the quarter in terms of people keeping their accounts through December or anything like that?

       Mark Ain — Kronos — Chairman and CEO

         I mean, you know, when you make a change of this magnitude, getting the weekly sales forecast and getting the pipeline report straightened out — — there was lots of bumps in the road starting October first. But by the end of the quarter, we pretty much are past the bumps in the road and we’re feeling pretty good about things. But in my mind, I was surprised personally that we did as well as we did given the amount of turmoil during the quarter in the reorg.

       Mark Marcon — Wachovia Securities — Analyst

    Great.     And it sounds like you probably had minimal turnover as a result of the change.

       Mark Ain — Kronos — Chairman and CEO

       Yeah.

       Mark Marcon — Wachovia Securities — Analyst

    Great.     Super. In terms of the guidance, you kind of bumped up the year by basically 5 cents. And again, I apologize if this was asked already. You beat this quarter basically by 5 cents. Are you generally feeling better about the balance of the year?

       Mark Ain — Kronos — Chairman and CEO

         We tend to be a conservative management team.

       Mark Marcon — Wachovia Securities — Analyst

         You’re proving that every quarter. All right. Great. I’ll follow up offline. Thanks.

Operator

        I show no further questions at this time.

       Mark Ain — Kronos — Chairman and CEO

    Okay.     Well, thank you so much for all joining us today. Once again, we’d like to thank all Kronos employees and customers for helping us achieve our 100th quarter of revenue growth. We look forward to reporting our second quarter results in April. If you missed any part of this conference call, you can access the replay by dialing 719-457-0820 and the pass code 694163. Thanks so much. Good night.

Operator

         Again, this does conclude today’s conference. We thank you all for joining us.

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